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                                                                    EXHIBIT 21.1

                               AMERICREDIT CORP.

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                     State or
                                                                    Province of
Subsidiary                                              Ownership% Incorporation
----------                                              ---------- -------------
AmeriCredit Financial Services, Inc....................    100%      Delaware

ACF Investment Corp....................................    100%      Delaware

AFS Funding Corp.......................................    100%       Nevada

Americredit Corporation of California..................    100%     California

CP Funding Corp........................................    100%       Nevada

AmeriCredit Funding Corp...............................    100%      Delaware

AmeriCredit Funding Corp. II...........................    100%      Delaware

AmeriCredit Funding Corp. III..........................    100%      Delaware

AmeriCredit Funding Corp. IV...........................    100%      Delaware

AmeriCredit Warehouse Trust............................    100%      Delaware

AmeriCredit Management Company.........................    100%      Delaware

AmeriCredit Consumer Discount Company..................    100%    Pennsylvania

AmeriCredit BOA Trust..................................    100%      Delaware

AmeriCredit Barclays Trust.............................    100%      Delaware

AmeriCredit DB Trust...................................    100%      Delaware

AmeriCredit Financial Services of Canada, Ltd..........    100%       Ontario
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